UIL HOLDINGS CORPORATION
157 CHURCH STREET
P.O. BOX 1564
NEW HAVEN, CT  06506-0901
203.499.2812  FAX: 203.499.3626



NEWS RELEASE
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JULY 20, 2004              ANALYST CONTACT:   SUSAN ALLEN       203-499-2409
                           MEDIA CONTACT:     ANITA STEEVES     203-499-2901
                                              AFTER HOURS       203-499-2812


UIL HOLDINGS CORPORATION RESCHEDULES SECOND QUARTER EARNINGS RELEASE
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         UIL Holdings Corporation (NYSE: UIL) will be rescheduling the second quarter earnings release as The United Illuminating Company (UI) awaits resolution regarding the Department of Public Utility Control's (DPUC) reopening of UI's pension and postretirement expense docket. A final DPUC decision, which could affect the discussion of financial results, is anticipated in early August. As a result, UIL will issue the second quarter earnings release concurrent with UIL's second quarter filing on Form 10-Q with the Securities and Exchange Commission, which will be no later than Monday, August 9, 2004.

       UIL Holdings Corporation is the holding company for The United Illuminating Company and several non-utility businesses, including, Xcelecom, Inc., United Capital Investments, Inc. and United Bridgeport Energy, Inc. UI is a New Haven-based regional distribution utility that provides electricity and energy-related services to more than 320,000 customers in municipalities in the Greater New Haven and Greater Bridgeport areas. UIL Holdings World Wide Web address is http://www.uil.com/ and the company is traded on the New York Stock Exchange under the symbol UIL.

        CERTAIN STATEMENTS CONTAINED HEREIN, REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS (AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). THESE INCLUDE STATEMENTS REGARDING MANAGEMENT'S INTENTIONS, PLANS, BELIEFS, EXPECTATIONS OR FORECASTS FOR THE FUTURE. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON THE CORPORATION'S EXPECTATIONS AND INVOLVE RISKS AND UNCERTAINTIES; CONSEQUENTLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, CHANGES IN DEMAND FOR ELECTRICITY AND OTHER PRODUCTS AND SERVICES, UNANTICIPATED WEATHER CONDITIONS, CHANGES IN ACCOUNTING PRINCIPLES, POLICIES OR GUIDELINES, AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, AND TECHNOLOGICAL FACTORS AFFECTING THE OPERATIONS, MARKETS, PRODUCTS, SERVICES AND PRICES OF THE CORPORATION'S SUBSIDIARIES. THE FOREGOING AND OTHER FACTORS ARE DISCUSSED AND SHOULD BE REVIEWED IN THE CORPORATION'S MOST RECENT ANNUAL REPORT ON FORM 10-K AND OTHER SUBSEQUENT PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. FORWARD-LOOKING STATEMENTS INCLUDED HEREIN SPEAK ONLY AS OF THE DATE HEREOF AND THE CORPORATION UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE SUCH STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS OR CIRCUMSTANCES.

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